Exhibit 10.18

                                 Amendment No. 1
                                     to the
                 Amended and Restated 1994 Equity Incentive Plan


         1. Section 13 of the 1994 Equity Incentive Plan (the "Plan") is hereby amended in its entirety to read as follows:

                  13.      Withholding.

                     Whenever  the  Company  proposes or is required to issue or transfer shares of Class A Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate for such shares. If and to the extent authorized by the Committee, in its sole discretion, the Committee may require an optionee or permit an optionee, by means of a form of election to be prescribed by the Committee, to have shares of Class A Stock that are acquired upon exercise of an Option withheld by the Company or to tender other shares of Class A Stock or other securities of the Company owned by the optionee to the Company at the time of exercise of an Option to pay the amount of tax that would otherwise be required by law to be withheld by the Company as a result of any exercise of an Option. Any securities so withheld or tendered will be valued by the Committee as of the date of exercise.

         2. Section 14 of the Plan is hereby amended in its entirety to read as follows:

                  14.      Non-Assignability.

                     (a) Incentive Stock Options. No Option which is an Incentive Stock Option shall be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, such Incentive Stock Option shall be exercisable only by the optionee or by his guardian or legal representative.

                     (b) Nonqualified Stock Options. No Option which is a Nonqualified Stock Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution or by such other means as the Committee may approve, unless such means would be prohibited by Rule 16b-3 under the Exchange Act. During the life of the optionee such Nonqualified Stock Option shall be exercisable only by such person or by such person's guardian or legal representative. Notwithstanding the restrictions set forth above in this
                  Section 14(b), the Committee or its designee shall have the authority, in its sole discretion, to grant (or to sanction by way of amendment of an existing grant) Nonqualified Stock Options that may be transferred by the optionee during his lifetime to any "family member" of the optionee, which shall include a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, siblings, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law,

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                  brother-in-law    or   sister-in-law,    including    adoptive
                  relationships, any person sharing the optionee's household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the optionee) control the management of assets, and any other entity in which these persons (or the optionee) own more than 50% of the voting interests. No Nonqualified Stock Option may be transferred for value. The following transfers are not prohibited transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by family members (or the optionee) in exchange for an interest in that entity. In the case of a grant, the written documentation containing the terms and conditions of such Nonqualified Stock Option shall state that it is transferable, and in the case of an amendment to an existing grant, such amendment shall be in writing. A Nonqualified Stock Option transferred as contemplated in this Section 14(b) may not be
                  subsequently   transferred  by  the  transferee   (except  for
                  transfers back to the original optionee) except by will or the laws of descent and distribution and shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant grant. However, the Committee or its designee, in its sole discretion at the time that the transfer is approved, may alter the terms and limitations of the
                  relevant  grant  and  establish  such  additional   terms  and
                  conditions as it shall deem appropriate.




Date of Adoption by the Board of Directors - January 25, 1994
Date of Approval of Shareholders - April 25, 1994
Date of Amendment and Restatement by Stock Option Committee - April 12, 1995 Date of Amendment No. 1 by Stock Option Committee -- May 5, 1999